UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2016

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CHANNELADVISOR CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-35940	56-2257867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3025 Carrington Mill Boulevard
Morrisville, NC 27560
(Address of principal executive offices, including zip code)

(919) 228-4700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Appointment of Joseph L. Cowan as Member of the Board of Directors

On August 11, 2016, the Registrant’s Board of Directors (the “Board”) approved an increase in the size of the Board from seven to eight members and appointed Joseph L. Cowan as a director to fill the vacancy created by the increase. Mr. Cowan will serve in the class of directors whose term will expire at the Registrant’s 2018 Annual Meeting of Stockholders. Mr. Cowan has also been appointed to the Compensation Committee of the Board. There is no arrangement or understanding between Mr. Cowan and any other person pursuant to which he was selected as a director of the Registrant, and there is no family relationship between Mr. Cowan and any of the Registrant’s other directors or executive officers.

Mr. Cowan, age 67, has served since October 2013 as the president and chief executive officer of, and since November 2013 as a director of, Epicor Software Corporation, a privately held provider of industry-specific enterprise software. Prior to joining Epicor, he was president of DataDirect Networks, Inc., a privately held data storage infrastructure provider, from June 2013 until October 2013. He served as president, chief executive officer and a director of Online Resources Corporation, a publicly held provider of internet and electronic finance services, from 2010 until its acquisition by ACI Worldwide in March 2013. From 2009 to 2010, Mr. Cowan served as a consultant with Vector Capital, a venture capital investment firm. He served as chief executive officer and a member of the board of directors of Interwoven Inc., a publicly held provider of enterprise content management software, from 2007 until its acquisition by Autonomy, Inc. in 2009. Prior to that, Mr. Cowan served in a variety of other executive management positions with companies including Manugistics Group, Inc., EXE Technologies, Inc., Invensys Automation & Information Systems, Wonderware, Texas Instruments, Eurotherm Corp. (now part of Invensys), Monsanto, and Honeywell Information Systems. Mr. Cowan currently serves as a director of Nice Systems, a publicly held provider of internet-based data solutions. He previously served as a director of Blackboard Inc., then a publicly held software company, from 2007 to 2011. Mr. Cowan received a B.S. degree in electrical engineering from Auburn University and an M.S. degree in engineering from Arizona State University.

In accordance with the Registrant’s compensation policy for non-employee directors, on August 11, 2016, Mr. Cowan was granted a restricted stock unit award having a value equal to $75,000 based on the closing price per share of the Registrant’s common stock on August 9, 2016 (two business days before the grant date), which will vest and become exercisable on March 1, 2017, subject to Mr. Cowan’s continuous service through that date. Additionally, Mr. Cowan will be entitled to receive a $50,000 annual retainer for his service as a director and $5,000 annual retainer for his service as a member of the Compensation Committee. Mr. Cowan has also entered into the Registrant’s standard form of indemnification agreement for directors.

Item 7.01.             Regulation FD Disclosure.

On August 11, 2016, the Registrant issued a press release announcing Mr. Cowan’s appointment to the Board. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated August 11, 2016 “ChannelAdvisor Appoints Joe Cowan to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANNELADVISOR CORPORATION

		By:	/s/ David J. Spitz
Date:	August 11, 2016		David J. Spitz
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release, dated August 11, 2016 “ChannelAdvisor Appoints Joe Cowan to Board of Directors.”